UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2024

Aeries Technology, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40920	98-1587626
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

60 Paya Lebar Road, #08-13 Paya Lebar Square Singapore	409051
(Address of principal executive offices)	(Zip Code)

(919) 228-6404

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	AERT	Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	AERTW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

On April 8, 2024, Aeries Technology, Inc. (the “Company”) entered into a Share Subscription Agreement (the “Agreement”) with an institutional accredited investor named in the Agreement (the “Investor”). Pursuant to the Agreement, the Company agreed to sell an aggregate of 2,261,778 newly issued Class A ordinary shares of the Company, $0.0001 par value per share (the “Shares”) at a purchase price of $2.21 per share (the “Private Placement”); provided, that to the extent that the Investor determines, in its sole discretion, that the Investor (together with the Investor’s affiliates, and any person acting as a group together with the Investor or any of the Investor’s affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below), then, at the election of the Investor, the Investor may require the Company to delay issuance and delivery of a portion of the Shares until later dates upon the Investor’s written notification and subject to the Beneficial Ownership Limitation the Investor has elected. The “Beneficial Ownership Limitation” shall be 4.99% (or, at the election of the Investor at the closing, 9.99%) of the number of Class A ordinary shares outstanding immediately after giving effect to the issuance of the Shares.

The Agreement contains customary representations, warranties and covenants of the parties, and the closing was subject to customary closing conditions. The Company intends to use the net proceeds of approximately $4.75 million from the Private Placement, following a deduction of a 5% commission paid to a placement agent, for general corporate and working capital purposes.

The foregoing description of the Agreement is a summary and is qualified in its entirety by reference to the form of the Agreement filed as Exhibit 10.1, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The issuance of the Shares to the Investor pursuant to the Agreement has been conducted in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, on the basis that the Investor is an accredited investor and the Company did not engage in any general solicitation in connection with such offer and sale.

Item 7.01 Regulation FD Disclosure.

On April 12, 2024, the Company issued a press release regarding the Private Placement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated by reference in this Item 7.01.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Share Subscription Agreement, dated April 8, 2024, by and between Aeries Technology Inc. and Oyster Bay Fund Limited.

99.1	Press release dated as of April 12, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2024	AERIES TECHNOLOGY, INC. A Cayman Islands exempted company

	By:	/s/ Sudhir Appukuttan Panikassery
	Name:	Sudhir Appukuttan Panikassery
	Title:	Chief Executive Officer and Director

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